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Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference in Registration Statement Nos. 333-39788, 333-40346, 333-62514 and 333-110448 of Braun Consulting, Inc. on Form S-8 of our report dated January 29, 2004, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

BDO SEIDMAN, LLP

Chicago, Illinois
March 26, 2004

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS